Exhibit 99.4

RELEASE

This Release (the “Release”) is given pursuant to, and is subject to the terms and conditions of, that certain Agreement (the “Agreement”) dated as of August __, 2009 by and among YA Global Investments, L.P. (the “Lender”), Xentenial Holdings Limited (“Xentenial”), and Teleplus World, Corp. All capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Agreement, CRIS M. NEELY, for himself and on behalf of each his agents, attorneys, heirs, executors, administrators, successors, assigns and other legal representatives of all of such parties, respectively (all of the foregoing being referred to herein, collectively, as the “Releasor”) does hereby remise, release and forever discharge each of: (i) the Lender, its general partner, and its investment manager; (ii) Xentenial; (iii) the Estate of Steve Kerekes; (iv) Melanie Kerekes; (v) Jim Oattes; (vi) Grace Debrabandere; (vii) James Reddon; (viii) Monica Reddon; (ix) Tom Davis; and (x) Jane Davis, and each of their respective agents, affiliates, servants, attorneys, advisors, officers, directors, employees, affiliates, partners, members, managers, predecessors, successors, and assigns (collectively, the “Released Parties”) from all circumstances, demands, actions, causes of action, suits, debts, dues, bonds, executions, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, rights, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, contingent or fixed, both at law or in equity, which the Releasor now has, or may have, or which the Releasor ever had against the Released Parties from the beginning of the world through this date (singly and collectively, the “Released Claims”).

The Releasor further agrees that for a period of three (3) years after the date hereof, the Releasor will not, and will not cause any other party to, initiate communications with existing or, past customers, employees, or vendors (including, without limitation, Bell Canada) of the Canadian Subsidiaries, either directly or indirectly, with the purpose or effect of: (i) with respect to employees, hiring such employees away from the Canadian Subsidiaries, (ii) advising them to cease purchasing or using the goods or services of the Canadian Subsidiaries; (iii) promoting the purchase or use of goods or services similar to those provided by the Canadian Subsidiaries; and/or (iv) interfering in any way with the relationship between Canadian Subsidiaries and such parties. Without limiting the generality of the foregoing, at no time hereafter shall the Releasor make use (or suffer or permit any other party to make use) of customer lists or other proprietary materials of the Borrower or the Canadian Subsidiaries (including, without limitation, as these relate to present or potential customers of the Canadian Subsidiaries). The parties hereto agree that any breach of this covenant by Releasor will irreparably damage the Lender and that the damages incurred by the Lender will be difficult or impossible to fully assess. Accordingly, the Lender shall be entitled, among other remedies, to injunctive relief enjoining any such breach.

The Releasor understands, acknowledges and agrees that this Release may be pleaded as a full and complete defense and may be used as a basis for injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted with respect to any one or more of the Released Claims in breach of the provisions of this Release.

The foregoing Release has been executed by each of the undersigned as a sealed instrument this ___ day of August, 2009.

Cris M. Neely

STATE OF

, ss

On this ___ day of August, 2009, before me, the undersigned notary public, personally appeared Cris M. Neely, proved to me through satisfactory evidence of identification, which were

________________ to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

(official signature and seal of notary)

My commission expires:_______________